Exhibit 99.1

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this Announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Announcement.

This Announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of China Huiyuan Juice Group Limited.

THE COCA-COLA COMPANY (incorporated in Delaware with limited liability)	CHINA HUIYUAN JUICE GROUP LIMITED (incorporated in the Cayman Islands as an exempted company with limited liability) (Stock code: 1886)

ATLANTIC INDUSTRIES
(incorporated in the Cayman Islands as an exempted company with limited liability)

JOINT ANNOUNCEMENT

POSSIBLE VOLUNTARY CONDITIONAL CASH OFFERS BY
ABN AMRO ASIA CORPORATE FINANCE LIMITED
ON BEHALF OF
ATLANTIC INDUSTRIES, A WHOLLY-OWNED SUBSIDIARY OF

THE COCA-COLA COMPANY,
TO ACQUIRE
ALL OF THE ISSUED SHARES IN THE CAPITAL OF,
ALL OF THE OUTSTANDING CONVERTIBLE BONDS OF,
AND FOR THE CANCELLATION OF ALL THE OUTSTANDING OPTIONS OF,
CHINA HUIYUAN JUICE GROUP LIMITED
AND
RESUMPTION OF TRADING

Financial adviser to Atlantic Industries ABN AMRO ASIA CORPORATE FINANCE LIMITED	Financial adviser to China Huiyuan Juice Group Limited GOLDMAN SACHS (ASIA) L.L.C.

1.              INTRODUCTION

The Coca-Cola Company, Atlantic Industries and Huiyuan jointly announce that ABN AMRO will, on behalf of Atlantic Industries, a wholly-owned subsidiary of The Coca-Cola Company, subject to the satisfaction of the Pre-Condition, make voluntary conditional cash offers: (a) to acquire all of the issued shares in the share capital of Huiyuan; (b) to acquire all the outstanding convertible bonds of Huiyuan; and (c) for the cancellation of all the outstanding options of Huiyuan.  All references to the Offers in this Announcement are possible Offers which will be made if and only if the Pre-Condition is satisfied.

2.              CONSIDERATION FOR THE OFFERS

The consideration in respect of the Offers is as follows:

The Share Offer

For each Huiyuan Share

HK$12.20 in cash

The Convertible Bond Offer

For each US$1,000 nominal amount of each outstanding Convertible Bond	HK$18,577.73 in cash

The Option Offers

For each outstanding Pre-IPO Huiyuan Option	HK$6.20 in cash

For each outstanding Post-IPO Huiyuan Option	HK$5.81 in cash

3.              PRE-CONDITION TO THE SHARE OFFER AND CONDITIONS OF THE OFFERS

The making of the Offers is subject to the satisfaction of the Pre-Condition, namely that any applicable waiting periods for a response from the relevant governmental or regulatory body have expired or been terminated and/or any consent or approval (including any antitrust approval) of any governmental or regulatory body in relation to the Share Offer or the completion thereof have been obtained in terms reasonably satisfactory to the Offeror pursuant to the provisions of any laws or regulations in the PRC, in each case where necessary for completion of the Share Offer.

Atlantic Industries will issue a Further Announcement after the Pre-Condition has been satisfied.

The Share Offer itself will be conditional upon:

(a)         valid acceptances of the Share Offer having been received at or before 4.00 p.m. on the First Closing Date (or such other time as Atlantic Industries may, subject to the Takeovers Code, decide) in respect of all the Huiyuan Shares held by the Undertaking Shareholders (which constitute 64.51% of the issued share capital of Huiyuan as at the Last Trading Date); and

(b)        no government, governmental, quasi-governmental, statutory or regulatory body, court or agency in any jurisdiction having taken or instituted any action, proceeding, suit, investigation or enquiry, or enacted or made or proposed, and there not continuing to be outstanding, any statute, regulation, demand or order that would make the acquisition of any Huiyuan Shares by Atlantic Industries void, unenforceable or illegal or which would impose any material conditions or obligations with respect to the acquisition by Atlantic Industries of any Huiyuan Shares pursuant to the Share Offer.

Atlantic Industries reserves the right to waive all or any of the Conditions in whole or in part, save that the Condition referred to in (a) above may only be waived subject to Atlantic Industries having received acceptances in respect of Huiyuan Shares which would result in Atlantic Industries holding more than 50% of the voting rights in Huiyuan. Under the terms of the Irrevocable Undertakings, the Undertaking Shareholders have agreed to accept the Share Offer within seven days of the posting of the Composite Document.  It is therefore expected that the Condition referred to (a) above will be fulfilled and the Share Offer will be unconditional as to acceptances within seven days of the posting of the Composite Document.

Atlantic Industries intends to exercise the right to compulsorily acquire those Huiyuan Shares not acquired by Atlantic Industries pursuant to the Share Offer under Section 88 of the Cayman Islands Companies Law if it, within four months of the posting of the Composite Document, acquires not less than 90% in value of the Huiyuan Shares (as at the date which is four months of the posting of the Composite Document) as required by Rule 2.11 of the Takeovers Code.  Should compulsory acquisition rights arise and be exercised in full, Huiyuan will become a wholly-owned subsidiary of Atlantic Industries and an application will be made for the withdrawal of the listing of the Huiyuan Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

The Convertible Bond Offer will be subject to and conditional upon the Share Offer becoming or being declared unconditional in all respects.

The Option Offers will be subject to and conditional upon the Share Offer becoming or being declared unconditional in all respects. The board of directors of Huiyuan has approved the cancellation of the Huiyuan Options that are duly tendered for cancellation under the Option Offers.

4.              IRREVOCABLE UNDERTAKINGS

HY Holdings, Danone and Gourmet Grace have each given an irrevocable undertaking to Atlantic Industries.  The performance by HY Holdings, Danone and Gourmet Grace of their obligations under their respective undertakings is guaranteed by their ultimate holding company/person, being Mr. Zhu Xinli, Group Danone S.A. and Warburg Pincus Private Equity IX, LP respectively.  UBS AG is the financial adviser to HY Holdings.

Under the Irrevocable Undertaking given by HY Holdings, HY Holdings has undertaken to accept the Share Offer within seven days of the posting of the Composite Document in respect of all the 610,000,000 Huiyuan Shares held by it, representing in aggregate approximately 41.53% of the issued share capital of Huiyuan as at the Last Trading Date. HY Holdings has also undertaken that, once the Share Offer has become or has been declared unconditional in all respects, it will exercise its rights to convert all the Convertible Bonds then held by it into Huiyuan Shares and will accept the Share Offer in respect of all the Huiyuan Shares then held by it (representing 9,136,588 Huiyuan Shares or approximately 0.57% of the enlarged issued share capital of Huiyuan, assuming conversion in full of all the Convertible Bonds and exercise in full of all the Huiyuan Options) within seven days after becoming the registered holder of such Huiyuan Shares.  The Irrevocable Undertaking given by HY Holdings also provides that prior to the closing, lapsing or withdrawal of the Offers, HY Holdings shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any of the Huiyuan Shares or Convertible Bonds which are the subject of its undertaking (except under the Offers), nor will it accept any other offer in respect of all or any of such Huiyuan Shares or Convertible Bonds.

Under its Irrevocable Undertaking, HY Holdings has also undertaken that, if by the time the Share Offer has become or has been declared unconditional in all respects, there is insufficient time for HY Holdings to convert its Convertible Bonds into Huiyuan Shares and to accept the Share Offer according to the timetable for the Offers as set out in the Composite Document, it shall instead accept the Convertible Bond Offer in respect of all the Convertible Bonds then held by it.

Under the Irrevocable Undertaking given by Danone, Danone has undertaken to accept the Share Offer within seven days of the posting of the Composite Document in respect of all the 337,497,501 Huiyuan Shares held by it, representing in aggregate approximately 22.98% of the issued share capital of Huiyuan as at the Last Trading Date. The Irrevocable Undertaking given by Danone also provides that prior to the closing, lapsing or withdrawal of the Share Offer, Danone shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any of the Huiyuan Shares which are the subject of its undertaking (except under the Share Offer), nor will it accept any other offer in respect of all or any of such Huiyuan Shares.

Under the Irrevocable Undertaking given by Gourmet Grace, Gourmet Grace has undertaken, once the Share Offer has become or has been declared unconditional in all respects: (a) to call for those Convertible Bonds in respect of which it has a valid call option; (b) on receipt thereof, to exercise its rights to convert all the Convertible Bonds then held by it into Huiyuan Shares; and (c) to accept the Share Offer in respect of all the Huiyuan Shares then held by it (representing 102,521,657 Huiyuan Shares or approximately 6.37% of the enlarged issued share capital of Huiyuan, assuming conversion in full of all the Convertible Bonds and exercise in full of all the Huiyuan Options) within seven days after becoming the registered holder of such Huiyuan Shares.  The Irrevocable Undertaking given by Gourmet Grace also provides that prior to the closing, lapsing or withdrawal of the Offers, it shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any of the Huiyuan Shares or Convertible Bonds which are the subject of its undertaking (except under the Offers), nor will it accept any other offer in respect of all or any of such Huiyuan Shares or Convertible Bonds.

Under its Irrevocable Undertaking, Gourmet Grace has also undertaken that, if by the time the Share Offer has become or has been declared unconditional in all respects, there is insufficient time for Gourmet Grace to convert its Convertible Bonds into Huiyuan Shares and to accept the Share Offer according to the timetable for the Offers as set out in the Composite Document, it shall instead accept the Convertible Bond Offer in respect of all the Convertible Bonds then held by it.

Each Irrevocable Undertaking will terminate if: (a) this Announcement is not issued on or before the tenth business day after the date of the Irrevocable Undertakings; (b) the Offers are not made (by posting of the Composite Document) by the Latest Despatch Date; (c) the Offers include any material terms or are subject to any conditions other than those set out in this Announcement; or (d) the Share Offer lapses or is withdrawn.

The Irrevocable Undertakings will remain binding even if a higher offer is made for the Huiyuan Shares.

5.              NON-COMPETE UNDERTAKING

Mr. Zhu Xinli, the indirect controlling shareholder of HY Holdings and the Chairman of the board of directors of Huiyuan, has undertaken in favour of Atlantic Industries and Huiyuan (for itself and for each member of the Huiyuan Group) that he will not and that he will procure that none of his affiliates will, for a period of two years from the date on which the Share Offer becomes or is declared unconditional in all respects, directly or indirectly, either on his or their own account or in conjunction with or on behalf of any person, firm or company, carry on, participate or be interested or engaged in or acquire or hold any business in the PRC which is or may be in competition with the core business of the Huiyuan Group, other than the milk business.

This undertaking will not prevent Mr. Zhu Xinli or any of his affiliates from either holding up to 10% of any listed company or trust (provided that such holding is a passive investment and Mr. Zhu Xinli or any affiliate is not a director of, or has any management, consulting or other role with, the relevant company or trust) or continuing to operate his business that produces, supplies and distributes recyclable containers, external packaging and raw materials for juice production.

In the Irrevocable Undertaking between HY Holdings and Atlantic Industries, Atlantic Industries has agreed with HY Holdings and Mr. Zhu Xinli that it will not and that it will procure that none of its affiliates will, from the date on which the Share Offer becomes or is declared unconditional in all respects until the date the Supply Contract terminates, invest or acquire any interest, whether direct or indirect, in any business or operation in the PRC that competes with the business of Mr. Zhu Xinli that produces, supplies and distributes recyclable containers, external packaging and raw materials for juice production.  Such undertaking shall not affect any existing investment or investments which Atlantic Industries or its affiliates have as at the date of the Irrevocable Undertaking.

6.              WAIVER OF PRE-IPO INVESTMENT RIGHTS

Danone, Gourmet Grace, HY Holdings, Mr. Zhu Xinli and Huiyuan have entered into a waiver agreement dated 31 August 2008 pursuant to which each of Danone, Gourmet Grace and Huiyuan have agreed not to enforce certain of their rights under the Pre-IPO Investment Documents until either the Share Offer becomes or is declared unconditional in all respects, the First Long Stop Date expires before the Pre-Condition is satisfied or the Share Offer lapses or is withdrawn.  Upon the Share Offer becoming or being declared unconditional in all respects, such rights will be irrevocably waived.  If either the First Long Stop Date expires before the Pre-Condition is satisfied or the Share Offer lapses or is withdrawn, such rights will remain in full force and effect.

These rights include: (i) Danone’s right of first offer in respect of the Convertible Bonds and/or Huiyuan Shares held by Gourmet Grace (as described on page 77 of the Prospectus); (ii) Danone’s rights of first offer, first refusal and tag-along in respect of the Huiyuan Shares of HY Holdings (as described on page 78 of the Prospectus); (iii) Gourmet Grace’s tag-along rights in respect of any transfer of more than 10% of the Huiyuan Shares held by HY Holdings; (iv) Danone and Gourmet Grace’s right of first refusal in respect of the Huiyuan Shares of HY Holdings; and (v) the rights of Danone, Gourmet Grace and Huiyuan in respect of Mr. Zhu Xinli’s undertaking to maintain, through HY Holdings or otherwise, a shareholding in Huiyuan of at least 35% until 30 June 2011 (as described on page 145 of the Prospectus).

7.              NO DIVIDEND OR OTHER DISTRIBUTION

Huiyuan does not intend to declare or pay any dividend or other distribution on the Huiyuan Shares during the Offer Period.

8.              STATEMENT BY EXECUTIVE DIRECTORS OF HUIYUAN

The executive directors of Huiyuan believe that the terms of the Offers are fair and reasonable and in the interests of the Huiyuan Shareholders as a whole. However, an independent board committee comprising all the non-executive directors of Huiyuan who have no direct or indirect interest in the Offers (other than as a Huiyuan Shareholder) will be appointed to advise the Huiyuan Shareholders, the Huiyuan Bondholders and the Huiyuan Optionholders on the Offers. The Huiyuan IBC will also appoint an independent financial adviser to advise it in respect of the Offers. The advice of the Huiyuan IBC and the letter from the Huiyuan IFA will be included in the Composite Document.

9.              COMPOSITE DOCUMENT

It is expected that a Composite Document, comprising the offer document and the response document, which sets out the terms and details of the Offers, the advice of the Huiyuan IBC, the letter from the Huiyuan IFA, together with the acceptance and transfer forms in respect of the Offers, will be despatched to the Huiyuan Shareholders, the Huiyuan Bondholders and the Huiyuan Optionholders by the Latest Despatch Date.

10.       SUSPENSION AND RESUMPTION OF TRADING

Trading in the Huiyuan Shares on the Stock Exchange was suspended from 9.30 a.m. on 1 September 2008 at the request of Huiyuan and an application has been made to the Stock Exchange to allow dealings in the Huiyuan Shares to resume with effect from 9.30 a.m. on [3] September 2008.

WARNING:  As the making of the Offers is subject to the satisfaction of the Pre-Condition, the Share Offer may not be made.  Further, completion of the Offers is subject to the Conditions being fulfilled or waived, as applicable. Accordingly, the issue of this Announcement does not in any way imply that the Offers will be completed. Therefore, Huiyuan Shareholders, Huiyuan Bondholders, Huiyuan Optionholders and investors generally should exercise caution when dealing in the Huiyuan Shares, the Convertible Bonds and the Huiyuan Options.

THE OFFER

The Coca-Cola Company, Atlantic Industries and Huiyuan jointly announce that ABN AMRO will, on behalf of Atlantic Industries, a wholly-owned subsidiary of The Coca-Cola Company, subject to the satisfaction of the Pre-Condition, make voluntary conditional cash offers: (a) to acquire all of the issued shares in the share capital of Huiyuan; (b) to acquire all the outstanding convertible bonds of Huiyuan; and (c) for the cancellation of all the outstanding options of Huiyuan.

The Offers are made in compliance with the Takeovers Code, which is administered by the Executive.

Consideration for the Offers

The consideration payable under the Offers is as follows:

The Share Offer

For each Huiyuan Share	HK$12.20 in cash

The Convertible Bond Offer

For each US$1,000 nominal amount of each outstanding Convertible Bond	HK$18,577.73 in cash

The Option Offers

For each outstanding Pre-IPO Huiyuan Option	HK$6.20 in cash

For each outstanding Post-IPO Huiyuan Option	HK$5.81 in cash

Comparisons of value

The Share Offer

The Share Offer Price of HK$12.20 per Huiyuan Share represents:

(a)	a premium of approximately 195% over the closing price of each Huiyuan Share of HK$4.14, as quoted on the Stock Exchange on the Last Trading Date;

(b)

a premium of approximately 202% over the average closing price of HK$4.04 per Huiyuan Share, being the average closing price of Huiyuan Shares as quoted on the Stock Exchange for the 5 trading days respectively immediately prior to and including the Last Trading Date;

(c)

a premium of approximately 208% over the average closing price of HK$3.96 per Huiyuan Share, being the average closing price of Huiyuan Shares as quoted on the Stock Exchange for the 10 trading days respectively immediately prior to and including the Last Trading Date;

(d)

a premium of approximately 198% over the average closing price of HK$4.10 per Huiyuan Share, being the average closing price of Huiyuan Shares as quoted on the Stock Exchange for the 30 trading days respectively immediately prior to and including the Last Trading Date; and

(e)

a premium of approximately 166% over the average closing price of HK$4.59 per Huiyuan Share, being the average closing price of Huiyuan Shares as quoted on the Stock Exchange for the 60 trading days respectively immediately prior to and including the Last Trading Date.

The Convertible Bond Offer

The offer price for each US$1,000 (equivalent to HK$7,800) nominal amount of each Convertible Bond represents the Share Offer Price multiplied by the number of Huiyuan Shares that would be issued upon the conversion of US$1,000 nominal amount of each Convertible Bond based on the current conversion price of HK$5.10 per Convertible Bond and an exchange rate of US$1.00 to HK$7.7661 for the purpose of such conversion.

In addition, accepting Huiyuan Bondholders will be paid an amount in cash equal to the interest accrued on the Convertible Bonds in accordance with the terms and conditions thereof for the period from the interest payment date immediately preceding the date of acceptance of the Convertible Bond Offer by the relevant Huiyuan Bondholder up to, but excluding, the date of acceptance of the Convertible Bond Offer (provided that such accrued interest has not been paid by Huiyuan).

The Option Offers

The offer price for each Huiyuan Option represents the Share Offer Price less the amount payable by the Huiyuan Optionholder if it had chosen to exercise the relevant Huiyuan Option to subscribe for each Huiyuan Share.  The offer price of HK$6.20 per Pre-IPO Huiyuan Option is offered based on an exercise price of HK$6.00 per Pre-IPO Huiyuan Option.  The offer price of HK$5.81 per Post-IPO Huiyuan Option is offered based on an exercise price of HK$6.39 per Post-IPO Huiyuan Option.

Highest and lowest prices

During the six-month period preceding the Last Trading Date, the highest closing price of Huiyuan Shares as quoted on the Stock Exchange was HK$6.52 per Huiyuan Share on 5 May 2008, and the lowest closing price of Huiyuan Shares as quoted on the Stock Exchange was HK$3.64 per Huiyuan Share on 13 August 2008.

Total Consideration

On the basis of the Share Offer Price of HK$12.20 per Huiyuan Share and 1,468,816,204 Huiyuan Shares being in issue as at the Last Trading Date, the Share Offer is valued at approximately HK$17,919,557,689.

As at the Last Trading Date, there were 73,326 Convertible Bonds (representing US$73,326,000 in principal amount) outstanding which are convertible into 111,658,245 Huiyuan Shares.  Assuming none of the Convertible Bonds are exercised prior to the First Closing Date and the Convertible Bond Offer is accepted in full, on the basis of a consideration of HK$18,577.73 payable for each US$1,000 nominal amount of each of the 73,326 outstanding Convertible Bonds, the Convertible Bond Offer is valued at approximately HK$1,362,230,630.

As at the Last Trading Date, there were 29,960,500 Huiyuan Options outstanding which relate to 29,960,500 Huiyuan Shares.  Assuming none of the Huiyuan Options are exercised prior to the First Closing Date and the Option Offers are accepted in full, on the basis of a consideration of HK$6.20 payable for the cancellation of each of the 1,000,000 outstanding Pre-IPO Huiyuan Options, and

HK$5.81 payable for the cancellation of each of the 28,960,500 outstanding Post-IPO Huiyuan Options, the Option Offers are valued at HK$174,460,505.

Assuming that all the Convertible Bonds are converted in full by the Huiyuan Bondholders prior to the First Closing Date, all the Huiyuan Options are exercised in full by the Huiyuan Optionholders prior to the First Closing Date and the Share Offer is accepted in full, the consideration payable by Atlantic Industries pursuant to the Share Offer will increase to approximately HK$19,647,306,376.  No consideration for the Convertible Bonds and for cancellation of the Huiyuan Options will then be payable under the Convertible Bond Offer and the Option Offers.

Other than the Convertible Bonds and the Huiyuan Options, Huiyuan has no other options, warrants or other securities in issue that carry a right to subscribe for or are convertible into Huiyuan Shares.

Confirmation of Financial Resources

ABN AMRO has been appointed as the exclusive financial adviser to Atlantic Industries in respect of the Offers.

ABN AMRO is satisfied that sufficient financial resources are available to Atlantic Industries to meet full acceptance of the Offers.

PRE-CONDITION TO THE SHARE OFFER AND CONDITIONS OF THE OFFERS

Pre-Condition

The making of the Offers is conditional upon any applicable waiting periods for a response from the relevant governmental or regulatory body having expired or been terminated and/or any consent or approval (including antitrust approval) of any governmental or regulatory body in relation to the Share Offer or the completion thereof having been obtained in terms reasonably satisfactory to the Offeror pursuant to the provisions of any laws or regulations in the PRC, in each case where necessary for completion of the Share Offer.

If the Pre-Condition is satisfied on or before the First Long Stop Date, Atlantic Industries will issue the Further Announcement as soon as practicable thereafter.  The Pre-Condition is not waivable.

If the Pre-Condition is not satisfied by the First Long Stop Date, the Offers will not be made (unless the Offeror extends the First Long Stop Date with the consent of the Undertaking Shareholders and Gourmet Grace) and Huiyuan Shareholders, Huiyuan Bondholders and Huiyuan Optionholders will be notified by press announcement as soon as practicable thereafter.

Conditions of the Offers

The Share Offer is conditional upon:

(a)          valid acceptances of the Share Offer having been received at or before 4.00 p.m. on the First Closing Date (or such other time as Atlantic Industries may, subject to the Takeovers Code, decide) in respect of all the Huiyuan Shares held by the Undertaking Shareholders (which constitute 64.51% of the issued share capital of Huiyuan as at the Last Trading Date); and

(b)         no government, governmental, quasi-governmental, statutory or regulatory body, court or agency in any jurisdiction having taken or instituted any action, proceeding, suit, investigation or enquiry, or enacted or made or proposed, and there not continuing to be outstanding, any statute, regulation, demand or order that would make the acquisition of any Huiyuan Shares by Atlantic Industries void, unenforceable or illegal or which would impose any material conditions or obligations with respect to the acquisition by Atlantic Industries of any Huiyuan Shares pursuant to the Share Offer.

Atlantic Industries reserves the right to waive all or any of the Conditions in whole or in part, save that the Condition referred to in (a) above may only be waived subject to Atlantic Industries having received acceptances in respect of Huiyuan Shares which would result in Atlantic Industries holding more than 50% of the voting rights in Huiyuan.

Under the terms of the Irrevocable Undertakings (which are described further in the paragraph headed “Irrevocable Undertakings” of this Announcement), the Undertaking Shareholders have agreed to accept the Share Offer within seven days of the posting of the Composite Document.  It is therefore expected that the Condition referred to (a) above will be fulfilled and the Share Offer will be unconditional as to acceptances within seven days of the posting of the Composite Document.

The Convertible Bond Offer will be subject to and conditional upon the Share Offer becoming or being declared unconditional in all respects.

The Option Offers will be subject to and conditional upon the Share Offer becoming or being declared unconditional in all respects.  The board of directors of Huiyuan has approved the cancellation of the Huiyuan Options that are duly tendered for cancellation under the Option Offers.

Further Announcements relating to the Conditions of the Offers

If the Conditions of the Offers are satisfied on or before the Second Long Stop Date, Huiyuan Shareholders, Huiyuan Bondholders and Huiyuan Optionholders will be notified by an announcement as soon as practicable thereafter.

If the Condition referred to in (a) above is not satisfied on or before the First Closing Date, the Share Offer will lapse unless the Offer Period is extended by Atlantic Industries.  In that case, Atlantic Industries will issue an announcement as soon as practicable thereafter.  The latest time and date on which Atlantic Industries can declare the Offers unconditional as to acceptances is 7:00 p.m. on the Second Long Stop Date.

FURTHER TERMS OF THE OFFERS

Huiyuan Shares

Acceptance of the Share Offer by any Huiyuan Shareholder will be deemed to constitute a warranty by such person that all the Huiyuan Shares to be sold by such person under the Share Offer will be free from all liens, charges, options, claims, equities, adverse interests, rights of pre-emption and any other third-party rights or encumbrances of any nature whatsoever and together with all rights accruing or attaching thereto, including, without limitation, the right to receive in full all dividends and other distributions declared, made or paid, if any, on or after the date of this Announcement.

Convertible Bonds

Acceptance of the Convertible Bond Offer by any Huiyuan Bondholder will be deemed to constitute a warranty by such person that all the Convertible Bonds to be sold by such person under the Convertible Bond Offer will be free from all liens, charges, options, claims, equities, adverse interests, rights of pre-emption and any other third-party rights or encumbrances of any nature whatsoever and together with all rights accruing or attaching thereto.

Huiyuan Options

Under the terms of the Option Offers, the Huiyuan Options held by the accepting Huiyuan Optionholders, together with all rights attaching thereto, will be entirely cancelled and removed.

Acceptance of the Option Offers by any Huiyuan Optionholder will be deemed to constitute a warranty by such person that all the Huiyuan Options in respect of which such person accepts the Option Offers will be free from all liens, charges, options, claims, equities, adverse interests, rights of pre-emption and any other third-party rights or encumbrances of any nature whatsoever.

Hong Kong stamp duty

The ad valorem stamp duty payable by the Huiyuan Shareholders at a rate of HK$1.00 for every HK$1,000 or a part thereof of the consideration arising on acceptance of the Share Offer will be deducted from the consideration due to the relevant Huiyuan Shareholder on acceptance of the Share Offer.  Atlantic Industries will bear its own portion of ad valorem stamp duty at a rate of HK$1.00 for every HK$1,000 or a part thereof of the consideration payable in respect of acceptances of the Share Offer and will be responsible to account to the Stamp Office of Hong Kong all the stamp duty payable for sale and purchase of the Huiyuan Shares which are validly tendered for acceptance under the Share Offer.

No stamp duty is payable in connection with acceptance of the Convertible Bond Offer.

No stamp duty is payable in connection with acceptance of the Option Offers.

Availability of the Offers

Atlantic Industries intends to make available the Offers to all Huiyuan Shareholders, all Huiyuan Bondholders and all Huiyuan Optionholders, including those who are resident outside Hong Kong, to the extent practicable. The availability of the Offers to persons not resident in Hong Kong may be affected by the laws of the relevant jurisdictions. Persons who are not resident in Hong Kong should inform themselves about and observe any applicable requirements in their own jurisdictions.

Atlantic Industries reserves the right to make special arrangements regarding the terms of the Offers in relation to Huiyuan Shareholders, Huiyuan Bondholders or Huiyuan Optionholders whose receipt of the Offers or the Composite Document is subject to the laws of an overseas jurisdiction. In addition, Atlantic Industries also reserves the right to notify any matter, including the making of the Offers, to the Huiyuan Shareholders, Huiyuan Bondholders or Huiyuan Optionholders having a registered overseas address by announcement or by advertisement in a newspaper which may or may not be circulated in the jurisdiction of which such persons are resident. The notice will be deemed to have been sufficiently given, despite any failure by such shareholders to receive or see that notice.

In the event that the receipt of the Composite Document by overseas Huiyuan Shareholders, Huiyuan Bondholders or Huiyuan Optionholders is prohibited by any relevant law or may only be effected after compliance with conditions or requirements that the directors of Atlantic Industries regard as unduly onerous or burdensome or otherwise not in the best interests of Atlantic Industries or the shareholders of Atlantic Industries as a whole, the Composite Document will not be despatched to such overseas Huiyuan Shareholders, Huiyuan Bondholders or Huiyuan Optionholders. Atlantic Industries will apply for any waivers as may be required by the Executive pursuant to Note 3 to Rule 8 of the Takeovers Code at such time.

Any arrangements for overseas Huiyuan Shareholders, Huiyuan Bondholders or Huiyuan Optionholders to collect the Composite Document will be set out in a further announcement.

Closing of the Offer

Except with the consent of the Executive, all Conditions must be fulfilled (or, if permissible, waived) or the Offers must lapse within 21 days of the First Closing Date or of the date the Offers become or are declared unconditional as to acceptances, whichever is the later. The latest date on which Atlantic Industries can declare the Offers unconditional as to acceptances is 7:00 p.m. on the Second Long Stop Date.

Settlement of Consideration

Settlement of the consideration under the Offers will be made as soon as possible, but in any event within 10 days of the later of the date on which the Share Offer becomes or is declared unconditional in all respects and the date on which Huiyuan Shares, Huiyuan Convertible Bonds or Huiyuan Options are duly tendered for acceptance under the Offers.

COMPULSORY ACQUISITION AND WITHDRAWAL OF LISTING OF HUIYUAN

Atlantic Industries intends to exercise the right to compulsorily acquire those Huiyuan Shares not acquired by Atlantic Industries pursuant to the Share Offer under Section 88 of the Cayman Islands Companies Law if it, within four months of the posting of the Composite Document, acquires not less than 90% in value of the Huiyuan Shares (as at the date which is four months of the posting of the Composite Document) as required by Rule 2.11 of the Takeovers Code. Should compulsory acquisition rights arise and be exercised in full, Huiyuan will become a wholly-owned subsidiary of Atlantic Industries and an application will be made for the withdrawal of the listing of the Huiyuan Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules.

PUBLIC FLOAT OF HUIYUAN

If Atlantic Industries does not effect the compulsory acquisition set out above (whether by reason of not acquiring 90% of the Huiyuan Shares or otherwise), the directors of Atlantic Industries and the new directors to be appointed to the board of directors of Huiyuan will jointly and severally undertake to the Stock Exchange to take appropriate steps to ensure that sufficient public float exists in Huiyuan.

The Stock Exchange has stated that if, at the completion of the Share Offer, less than 25% of the Huiyuan Shares are held by the public, or if the Stock Exchange believes that:

(a)   a false market exists or may exist in the trading of the Huiyuan Shares; or

(b)          there are insufficient Huiyuan Shares in public hands to maintain an orderly market,

then it will consider exercising its discretion to suspend trading in the Huiyuan Shares.

IRREVOCABLE UNDERTAKINGS

HY Holdings, Danone and Gourmet Grace have each given an irrevocable undertaking to Atlantic Industries.  The performance by HY Holdings, Danone and Gourmet Grace of their obligations under their respective undertakings is guaranteed by their ultimate holding company/person, being Mr. Zhu Xinli, Group Danone S.A. and Warburg Pincus Private Equity IX, LP respectively.  UBS AG is the financial adviser to HY Holdings.

Under the Irrevocable Undertaking given by HY Holdings, HY Holdings has undertaken to accept the Share Offer within seven days of the posting of the Composite Document in respect of all the 610,000,000 Huiyuan Shares held by it, representing in aggregate approximately 41.53% of the issued share capital of Huiyuan as at the Last Trading Date. HY Holdings has also undertaken that, once the Share Offer has become or has been declared unconditional in all respects, it will exercise its rights to convert all the Convertible Bonds then held by it into Huiyuan Shares and will accept the Share Offer in respect of all the Huiyuan Shares then held by it (representing 9,136,588 Huiyuan Shares or approximately 0.57% of the enlarged issued share capital of Huiyuan, assuming conversion in full of all the Convertible Bonds and exercise in full of all the Huiyuan Options) within seven days after becoming the registered holder of such Huiyuan Shares. The Irrevocable

Undertaking given by HY Holdings also provides that prior to the closing, lapsing or withdrawal of the Offers, HY Holdings shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any of the Huiyuan Shares or Convertible Bonds which are the subject of its undertaking (except under the Offers), nor will it accept any other offer in respect of all or any of such Huiyuan Shares or Convertible Bonds.

Under its Irrevocable Undertaking, HY Holdings has also undertaken that, if by the time the Share Offer has become or has been declared unconditional in all respects, there is insufficient time for HY Holdings to convert its Convertible Bonds into Huiyuan Shares and to accept the Share Offer according to the timetable for the Offers as set out in the Composite Document, it shall instead accept the Convertible Bond Offer in respect of all the Convertible Bonds then held by it.

Under the Irrevocable Undertaking given by Danone, Danone has undertaken to accept the Share Offer within seven days of the posting of the Composite Document in respect of all the 337,497,501 Huiyuan Shares held by it, representing in aggregate approximately 22.98% of the issued share capital of Huiyuan as at the Last Trading Date. The Irrevocable Undertaking given by Danone also provides that prior to the closing, lapsing or withdrawal of the Share Offer, Danone shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any of the Huiyuan Shares which are the subject of its undertaking (except under the Share Offer), nor will it accept any other offer in respect of all or any of such Huiyuan Shares.

Under the Irrevocable Undertaking given by Gourmet Grace, Gourmet Grace has undertaken, once the Share Offer has become or has been declared unconditional in all respects: (a) to call for those Convertible Bonds in respect of which it has a valid call option; (b) on receipt thereof, to exercise its rights to convert all the Convertible Bonds then held by it into Huiyuan Shares; and (c) to accept the Share Offer in respect of all the Huiyuan Shares then held by it (representing 102,521,657 Huiyuan Shares or approximately 6.37% of the enlarged issued share capital of Huiyuan, assuming conversion in full of all the Convertible Bonds and exercise in full of all the Huiyuan Options) within seven days after becoming the registered holder of such Huiyuan Shares.  The Irrevocable Undertaking given by Gourmet Grace also provides that prior to the closing, lapsing or withdrawal of the Offers, it shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any of the Huiyuan Shares or Convertible Bonds which are the subject of its undertaking (except under the Offers), nor will it accept any other offer in respect of all or any of such Huiyuan Shares or Convertible Bonds.

Under its Irrevocable Undertaking, Gourmet Grace has also undertaken that, if by the time the Share Offer has become or has been declared unconditional in all respects, there is insufficient time for Gourmet Grace to convert its Convertible Bonds into Huiyuan Shares and to accept the Share Offer according to the timetable for the Offers as set out in the Composite Document, it shall instead accept the Convertible Bond Offer in respect of all the Convertible Bonds then held by it.

Each Irrevocable Undertaking will terminate if: (a) this Announcement is not issued on or before the tenth business day after the date of the Irrevocable Undertakings; (b) the Offers are not made (by posting of the Composite Document) by the Latest Despatch Date; (c) the Offers include any material terms or are subject to any conditions other than those set out in this Announcement; or (d) the Share Offer lapses or is withdrawn.

The Irrevocable Undertakings will remain binding even if a higher offer is made for the Huiyuan Shares.

NON-COMPETE UNDERTAKING

Mr. Zhu Xinli, the indirect controlling shareholder of HY Holdings and the Chairman of the board of directors of Huiyuan, has undertaken in favour of Atlantic Industries and Huiyuan (for itself and for each member of the Huiyuan Group) that he will not and that he will procure that none of his affiliates will, for a period of two years from the date on which the Share Offer becomes or is declared unconditional in all respects, directly or indirectly, either on his or their own account or in conjunction with or on behalf of any person, firm or company, carry on, participate or be interested or engaged in or acquire or hold any business in the PRC which is or may be in competition with the core business of the Huiyuan Group, other than the milk business.

This undertaking will not prevent Mr. Zhu Xinli or any of his affiliates from either holding up to 10% of any listed company or trust (provided that such holding is a passive investment and Mr. Zhu Xinli or any affiliate is not a director of, or has any management, consulting or other role with, the relevant company or trust) or continuing to operate his business that produces, supplies and distributes recyclable containers, external packaging and raw materials for juice production.

In the Irrevocable Undertaking between HY Holdings and Atlantic Industries, Atlantic Industries has agreed with HY Holdings and Mr. Zhu Xinli that it will not and that it will procure that none of its affiliates will, from the date on which the Share Offer becomes or is declared unconditional in all respects until the date the Supply Contract terminates, invest or acquire any interest, whether direct or indirect, in any business or operation in the PRC that competes with the business of Mr. Zhu Xinli that produces, supplies and distributes recyclable containers, external packaging and raw materials for juice production.  Such undertaking shall not affect any existing investment or investments which Atlantic Industries or its affiliates have as at the date of the Irrevocable Undertaking.

WAIVER OF PRE-IPO INVESTMENT RIGHTS

Danone, Gourmet Grace, HY Holdings, Mr. Zhu Xinli and Huiyuan have entered into a waiver agreement dated 31 August 2008 pursuant to which each of Danone, Gourmet Grace and Huiyuan have agreed not to enforce certain of their rights under the Pre-IPO Investment Documents until either the Share Offer becomes or is declared unconditional in all respects, the First Long Stop Date expires before the Pre-Condition is satisfied or the Share Offer lapses or is withdrawn.  Upon the Share Offer becoming or being declared unconditional in all respects, such rights will be irrevocably waived.  If either the First Long Stop Date expires before the Pre-Condition is satisfied or the Share Offer lapses or is withdrawn, such rights will remain in full force and effect.

These rights include: (i) Danone’s right of first offer in respect of the Convertible Bonds and/or Huiyuan Shares held by Gourmet Grace (as described on page 77 of the Prospectus); (ii) Danone’s rights of first offer, first refusal and tag-along in respect of the Huiyuan Shares of HY Holdings (as described on page 78 of the Prospectus); (iii) Gourmet Grace’s tag-along rights in respect of any transfer of more than 10% of the Huiyuan Shares held by HY Holdings; (iv) Danone and Gourmet Grace’s right of first refusal in respect of the Huiyuan Shares of HY Holdings; and (v) the rights of Danone, Gourmet Grace and Huiyuan in respect of Mr. Zhu Xinli’s undertaking to maintain, through HY Holdings or otherwise, a shareholding in Huiyuan of at least 35% until 30 June 2011 (as described on page 145 of the Prospectus).

NO DIVIDEND OR OTHER DISTRIBUTION

Huiyuan does not intend to declare or pay any dividend or other distribution on the Huiyuan Shares during the Offer Period.

REASONS FOR THE OFFER

The Coca-Cola Company in China has been operating since 1979 and is well known for its sparkling beverage brands such as Coca-Cola, Sprite and Fanta.  In the last few years, The Coca-Cola Company has also introduced a number of still beverage brands, including Guo Li Chen (Minute Maid Pulpy) and Yuan Ye (Original Leaf Tea), with the objective of offering Chinese consumers a wide range of choices.  In line with this, The Coca-Cola Company is seeking to further develop its beverage business through this acquisition.  Huiyuan is a long-established and well recognised juice brand in China and is highly complementary to The Coca-Cola Company’s business in China.

If the Offers are completed, The Coca-Cola Company is expecting to use its expertise as a global beverage company to further develop the “Huiyuan” juice brand to address the evolving needs of the Chinese consumer.  There are anticipated synergies that will drive operational and cost efficiencies, particularly in Huiyuan’s production footprint and in The Coca-Cola Company’s distribution and raw material purchasing capabilities.

INTENTION OF THE COCA-COLA COMPANY WITH REGARD TO HUIYUAN

If the Offers are completed, The Coca-Cola Company intends that Huiyuan will continue to carry on its business, subject to a continuing review of its operations and the development of a plan to realise synergies with The Coca-Cola Company’s other operations in China.  The current Chairman of Huiyuan, Mr. Zhu Xinli, has agreed to take up the role as Honorary Chairman of Huiyuan.  Both Huiyuan and The Coca-Cola Company will benefit from his deep understanding of the beverage business in China as well as his on-going experience and advice.  There is a strong commitment to build on Huiyuan’s current brand and business model, improve the utilisation of its fixed assets and provide enhanced opportunities for Huiyuan’s employees.

INFORMATION ON THE COCA-COLA COMPANY AND ATLANTIC INDUSTRIES

The Coca-Cola Company

The Coca-Cola Company is a global beverage company, refreshing consumers with more than 450 sparkling and still brands.  Along with Coca-Cola, recognised as the world’s most valuable brand, The Coca-Cola Company’s portfolio includes 12 other billion-dollar brands, including the Minute Maid juice brand.  Globally, The Coca-Cola Company is the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees.  The Coca-Cola Company was incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a State of Georgia corporation with the same name that had been organised in 1892.

Atlantic Industries

Atlantic Industries is a wholly-owned subsidiary of The Coca-Cola Company incorporated on 30 May 1979 under the laws of the Cayman Islands.

INFORMATION ON HUIYUAN

Huiyuan was incorporated on 14 September 2006 under the laws of the Cayman Islands. The Huiyuan Group is principally engaged in the business of producing fruit and vegetable juices in the PRC.  The Huiyuan Group commenced such business in 1992.

The Huiyuan Shares were listed on the Stock Exchange on 23 February 2007 after a public offering of the Huiyuan Shares.

The audited net asset value of Huiyuan as at 31 December 2007 was approximately RMB 4,661.2 million (equivalent to approximately HK$5,267.2 million). The audited net profit after tax and extraordinary items of Huiyuan for 2006 and 2007 were approximately RMB 221.0 million (equivalent to approximately HK$249.7 million) and RMB 640.2 million (equivalent to approximately HK$723.4 million), respectively.

Shareholding structure of Huiyuan

As at the Last Trading Date, there were 1,468,816,204 Huiyuan Shares in issue. Other than the Huiyuan Shares, the Convertible Bonds and the Huiyuan Options, there are no other classes of securities of Huiyuan in issue.

Assuming that none of the Convertible Bonds are converted prior to completion of the Share Offer, that none of the Huiyuan Options are exercised prior to completion of the Share Offer and that the holders of at least 90% of the Huiyuan Shares tender their acceptances for the Share Offer, and assuming the remaining Huiyuan Shares are compulsorily acquired by Atlantic Industries, the shareholding structure of Huiyuan, both before and after the completion of the Share Offer, will be as follows:

	Prior to completion of the Share Offer		After completion of the Share Offer
Name	No. of Huiyuan Shares held	Approx. %of issued Huiyuan Shares	No. of Huiyuan Shares held	Approx. % of issued Huiyuan Shares

Atlantic Industries	0	0.00%	1,468,816,204	100.00%
HY Holdings	610,000,000	41.53%	0	0.00%
Danone	337,497,501	22.98%	0	0.00%
Others	521,318,703	35.49%	0	0.00%

Total	1,468,816,204	100.00%	1,468,816,204	100.00%

The holders of the Convertible Bonds are as follows:

Name of Huiyuan Bondholder	Principal amount outstanding of Convertible Bonds	Number of Huiyuan Shares convertible into	Approx % of issued Huiyuan Shares(1)
	(US$)

ABN AMRO Bank N.V., Hong Kong Branch	65,000,000	98,979,706	6.14%
HY Holdings	6,000,000	9,136,588	0.57%
Gourmet Grace(2)	2,326,000	3,541,951	0.22%

Total	73,326,000	111,658,245	6.93%

(1)         Prior to completion of the Share Offer and assuming: (i) all the Convertible Bonds are converted into Huiyuan Shares; and (ii) all the Huiyuan Options are exercised.

(2)         Gourmet Grace has entered into a call option with ABN AMRO Bank N.V., Hong Kong Branch, over ABN AMRO Bank N.V., Hong Kong Branch’s US$65,000,000 of Convertible Bonds.  In its Irrevocable Undertaking, Gourmet Grace has undertaken to Atlantic Industries to exercise this call option once the Share Offer becomes or is declared unconditional in all respects.

The holders of the Huiyuan Options are as follows:

Options issued under the Huiyuan Pre-IPO Share Option Scheme

Name of Huiyuan Optionholder	Number of options	Exercise price per option (HK$ )

Ng Yuk Keung	700,000	6.00
Dong Ying	300,000	6.00

Total	1,000,000

Options issued under the Huiyuan Post-IPO Share Option Scheme

There are a total of 28,960,500 Post-IPO Huiyuan Options issued to employees of Huiyuan under the Huiyuan Post-IPO Share Option Scheme at an exercise price per Post-IPO Huiyuan Option of HK$6.39.

Assuming that Gourmet Grace exercises its call option with ABN AMRO Bank N.V., Hong Kong Branch, all the Convertible Bonds are converted into Huiyuan Shares prior to completion of the Share Offer, all the Huiyuan Options are exercised prior to completion of the Share Offer and the holders of at least 90% of the Huiyuan Shares tender their acceptances for the Share Offer, and assuming the remaining Huiyuan Shares are compulsorily acquired by Atlantic Industries, the shareholding structure of Huiyuan, both before and after the completion of the Share Offer, will be as follows:

	Prior to completion of the Share Offer		After completion of the Share Offer
Name	No. of Huiyuan Shares held	Approx. % of issued Huiyuan Shares	No. of Huiyuan Shares held	Approx. % of issued Huiyuan Shares

Atlantic Industries	0	0.00%	1,610,434,949	100.00%
HY Holdings	619,136,588	38.45%	0	0.00%
Danone	337,497,501	20.96%	0	0.00%
Gourmet Grace	102,521,657	6.37%	0	0.00%
Others	551,279,203	34.23%	0	0.00%

Total	1,610,434,949	100.00%	1,610,434,949	100.00%

HUIYUAN IBC AND HUIYUAN IFA

An independent board committee comprising all the non-executive directors of Huiyuan who have no direct or indirect interest in the Offers (other than as a Huiyuan Shareholder) will be appointed to advise the Huiyuan Shareholders, the Huiyuan Bondholders and the Huiyuan Optionholders on the Offers. The Huiyuan IBC will appoint an independent financial adviser to advise it in respect of the Offers. A further announcement will be made by Huiyuan in relation to the appointment of the Huiyuan IFA.

COMPOSITE DOCUMENT

It is expected that the Composite Document, comprising the offer document and the response document, which sets out the terms and details of the Offers, the advice of the Huiyuan IBC, the letter from the Huiyuan IFA, together with the acceptance and transfer forms in respect of the Offers, will be despatched to the Huiyuan Shareholders, the Huiyuan Bondholders and the Huiyuan Optionholders on or before the Latest Despatch Date (which will be the later of 21 days after the date of this Announcement and the date which is seven days after the Pre-Condition is satisfied (or such later date as to which the Executive, at the request of Atlantic Industries, may consent)).  Atlantic Industries will apply to the Executive for its consent pursuant to Note 2 to Rule 8.2 of the Takeovers Code to the despatch of the Composite Document within seven days after the Pre-Condition is satisfied (or such later date to which the Executive, at the request of Atlantic Industries, may consent).

FURTHER AGREEMENTS OR ARRANGEMENTS

There are no arrangements (whether by way of option, indemnity or otherwise) in relation to the Huiyuan Shares and which might be material to the Offers.

Each of Atlantic Industries and The Coca-Cola Company confirms that, save as disclosed in this Announcement, there are no agreements or arrangements to which it is a party which relate to the circumstances in which it may or may not invoke or seek to invoke a Pre-Condition or a Condition.

INTERESTS IN HUIYUAN SHARES AND DERIVATIVES

As at the Last Trading Date, neither Atlantic Industries nor persons acting in concert with it owns or controls any Huiyuan Shares or holds any convertible securities, warrants or options to acquire (or other outstanding derivatives in respect of) any Huiyuan Shares, save as disclosed below.

ABN AMRO Bank N.V., Hong Kong Branch, being a person presumed to be acting in concert with Atlantic Industries, holds US$65,000,000 series A 2.5% convertible bonds due 2011 of face value US$1,000 issued by Huiyuan, which are convertible into 98,979,706 Huiyuan Shares.  ABN AMRO Bank N.V., Hong Kong Branch, has given a call option to Gourmet Grace under which Gourmet Grace may call for these Convertible Bonds.  In the Irrevocable Undertaking given by Gourmet Grace, Gourmet Grace has undertaken to Atlantic Industries to exercise this call option once the Share Offer becomes or is declared unconditional in all respects.

Any dealings for value by persons acting in concert with Atlantic Industries in the Huiyuan Shares or convertible securities, warrants or options (or other outstanding derivatives) in respect of any Huiyuan Shares during the six-month period up to and including the date of this Announcement will be disclosed in the Composite Document.

TRADING

Trading in the Huiyuan Shares on the Stock Exchange was suspended from 9.30 a.m. on 1 September 2008 at the request of Huiyuan and an application has been made to the Stock Exchange to allow dealings in the Huiyuan Shares to resume with effect from 9.30 a.m. on [3] September 2008.

WARNING:  As the making of the Offers is subject to the satisfaction of the Pre-Condition, the Share Offer may not be made.  Further, completion of the Offers is subject to the Conditions being fulfilled or waived, as applicable. Accordingly, the issue of this Announcement does not in any way imply that the Offers will be completed. Therefore, Huiyuan Shareholders, Huiyuan Bondholders, Huiyuan Optionholders and investors generally should exercise caution when dealing in the Huiyuan Shares, the Convertible Bonds and the Huiyuan Options.

DEFINITIONS

“ABN AMRO”

means ABN AMRO Asia Corporate Finance Limited, a licensed corporation under the SFO, licensed to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities, which is the financial adviser to Atlantic Industries in connection with the Offers

“acting in concert”	has the meaning ascribed in the Takeovers Code

“Announcement”	means this announcement dated [3] September 2008

“Atlantic Industries”	means Atlantic Industries, an exempted company incorporated under the laws of the Cayman Islands, which is an indirect wholly-owned subsidiary of The Coca-Cola Company

“Cayman Islands Companies Law”	means the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands

“Composite Document”

means the composite offer and response document to be issued by or on behalf of Atlantic Industries and Huiyuan to all Huiyuan Shareholders, Huiyuan Bondholders and Huiyuan Optionholders in accordance with the Takeovers Code containing, among other things, details of the Offers and the acceptance and transfer forms in respect of the Offers

“Conditions”	means the conditions of the Offers, as set out under the paragraph headed “Conditions of the Offers” of this Announcement

“Convertible Bonds”	means the series A 2.5% convertible bonds due 2011 and the series B zero coupon convertible bonds due 2011, each issued in denominations of US$1,000 and each issued by Huiyuan

“Convertible Bond Offer”

means the possible voluntary conditional cash offer by ABN AMRO on behalf of Atlantic Industries for all the outstanding Convertible Bonds at the consideration of HK$18,577.73 per US$1,000 nominal amount of each Convertible Bond

“Danone”	means Danone Asia Pte. Ltd, a company incorporated under the laws of Singapore, which is wholly-owned (directly and indirectly) by Group Danone S.A.

“Executive”	means the Executive Director of the Corporate Finance Division of the SFC or any delegate of the Executive Director

“First Closing Date”	means the date to be stated in the Composite Document as the first closing date of the Offers (or any subsequent closing date as may be announced by Atlantic Industries and approved by the Executive)

“First Long Stop Date”

means the date which is 90 days after the date of this Announcement, which date shall be automatically extended to the date which is 200 days after the date of this Announcement if the Pre-Condition is not satisfied before such date (or any other date as may be announced by Atlantic Industries and approved by the Undertaking Shareholders and Gourmet Grace)

“Further Announcement”	means the further announcement to be issued by Atlantic Industries if the Pre-Condition is satisfied on or before the First Long Stop Date

“Gourmet Grace”	means Gourmet Grace International Limited, a company incorporated under the laws of the British Virgin Islands, which is wholly-owned by Warburg Pincus Private Equity IX, LP

“Group Danone S.A.”	means Group Danone S.A., a company incorporated in France, the shares of which are listed on Euronext Paris and the Swiss Stock Exchange and are widely held

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC

“Huiyuan”	means China Huiyuan Juice Group Limited, an exempted company incorporated in the Cayman Islands, the shares of which are listed on the Stock Exchange

“Huiyuan Bondholders”	means holders of the Convertible Bonds

“Huiyuan Group”	means Huiyuan and its subsidiaries

“Huiyuan IBC”	means the independent board committee of Huiyuan referred to under the paragraph headed “Huiyuan IBC and Huiyuan IFA” of this Announcement

“Huiyuan IFA”	means the independent financial adviser referred to under the paragraph headed “Huiyuan IBC and Huiyuan IFA” of this Announcement

“Huiyuan Options”	means the Pre-IPO Huiyuan Options and the Post-IPO Huiyuan Options

“Huiyuan Optionholders”	means holders of Huiyuan Options

“Huiyuan Pre-IPO Share Option Scheme”	means the pre-IPO share scheme adopted by Huiyuan on 30 January 2007

“Huiyuan Post-IPO Share Option Scheme”	means the share option scheme adopted by Huiyuan on 30 January 2007

“Huiyuan Shareholders”	means holders of Huiyuan Shares

“Huiyuan Shares”	means the ordinary shares of US$0.00001 each in the share capital of Huiyuan

“HY Holdings”

means China Hui Yuan Juice Holdings Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands that is indirectly 100% controlled by Mr. Zhu Xinli, the Chairman of the board of directors of Huiyuan

“Irrevocable Undertakings”	means the irrevocable undertakings entered into between Atlantic Industries and each of HY Holdings, Danone and Gourmet Grace, in each case, dated 31 August 2008

“Last Trading Date”	means 29 August 2008, being the last trading day prior to the suspension of trading in Huiyuan Shares pending the publication of this Announcement

“Latest Despatch Date”

means the later of 21 days after the date of this Announcement and the date which is seven days after the Pre-Condition is satisfied (or such later date as to which the Executive, at the request of Atlantic Industries, may consent)

“Listing Rules”	means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited

“Offer Period”	has the meaning ascribed to it in the Takeovers Code

“Offers”	means the Share Offer, the Convertible Bond Offer and the Option Offers

“Option Offers”

means the possible voluntary conditional cash offer by ABN AMRO on behalf of Atlantic Industries for the cancellation of the Huiyuan Options at the consideration of, in the case of the Pre-IPO Huiyuan Options, HK$6.20 per Pre-IPO Huiyuan Option and, in the case of the Post-IPO Huiyuan Options, HK$5.81 per Post-IPO Huiyuan Option

“PRC” or “China”	means the People’s Republic of China

“PRC Antitrust Filing”

means the submission of the formal notification pursuant to The Antitrust Laws of the PRC to The Ministry of Commerce of the PRC, Department of Treaty and Law, Antimonopoly Investigations Office in connection with the Share Offer

“Pre-Condition”	means the pre-condition to the making of the Share Offer as described under the paragraph headed “Pre-Condition to the Share Offer and Conditions of the Offers” of this Announcement

“Pre-IPO Huiyuan Options”	means the outstanding options granted by Huiyuan under the Huiyuan Pre-IPO Share Option Scheme conferring on the grantee the right to subscribe for Huiyuan Shares

“Pre-IPO Investment Documents”	means the documents entered in between, among others, HY Holdings, Mr. Zhu Xinli, Danone, Gourmet Grace and Huiyuan relating to the pre-IPO investment in Huiyuan made by Danone and Gourmet Grace

“Post-IPO Huiyuan Options”	means the outstanding options granted by Huiyuan under the Huiyuan Post-IPO Share Option Scheme conferring on the grantee the right to subscribe for Huiyuan Shares

“Prospectus”	means the prospectus of Huiyuan dated 8 February 2007 issued in connection with the initial public offering of the Huiyuan Shares

“RMB”	means Renminbi, the lawful currency of the PRC

“Second Long Stop Date”

means the latest date on which Atlantic Industries can declare the Share Offer unconditional as to acceptances, which is the 60th day after the date of posting of the Composite Document (or such later date to which the Executive may consent)

“SFC”	means the Securities and Futures Commission of Hong Kong

“SFO”	means the Securities and Futures Ordinance, Chapter 571 of the Laws of Hong Kong

“Share Offer”

means the possible voluntary conditional cash offer by ABN AMRO on behalf of Atlantic Industries at the Share Offer Price for all the issued Huiyuan Shares, any Huiyuan Shares issued upon the conversion of any Convertible Bonds and any Huiyuan Shares issued upon the exercise of any Huiyuan Options

“Share Offer Price”	means the amount of HK$12.20 payable by Atlantic Industries to Huiyuan Shareholders for each Huiyuan Share accepted under the Share Offer

“Stock Exchange”	means The Stock Exchange of Hong Kong Limited

“Supply Contract”

means the raw materials purchase and recyclable containers sales agreement entered into between Huiyuan and Beijing Huiyuan Beverage & Food Group Co., Ltd. and Beijing Huiyuan Juice & Beverage Co., Ltd. on 31 March 2008

“Takeovers Code”	means the Hong Kong Code on Takeovers and Mergers

“The Coca-Cola Company”	means The Coca-Cola Company, a company incorporated under the laws of the State of Delaware, the United States of America

“Undertaking Shareholders”	means HY Holdings and Danone

“US$”	means United States dollars, the lawful currency of the United States of America

“Warburg Pincus Private Equity IX, LP”	means Warburg Pincus Private Equity IX, LP, a private equity fund established in Delaware, the United States of America

“%”	means per cent.

Unless otherwise specified in this Announcement, translations of US$ into HK$ are made in this Announcement, for illustration only, at the rate of US$1.00 to HK$7.80 and translations of RMB into HK$ are made in this Announcement, for illustration only, at the rate of RMB1.00 to HK$1.13.  No representation is made that any amounts in US$ or HK$, or in RMB or HK$ could have been or could be converted at that rate, any other rate or at all.

By order of the board of The Coca-Cola Company Carol C. Hayes Associate General Counsel and Secretary	By order of the board of Atlantic Industries Carol C. Hayes Secretary	By order of the board of China Huiyuan Juice Group Limited ZHU Xinli Chairman

Hong Kong, 3 September 2008

As at the date of this Announcement, the directors of The Coca-Cola Company are Mr. Neville ISDELL, Mr. Muhtar KENT, Mr. Herbert A. ALLEN, Mr. Ronald W. ALLEN, Ms. Cathleen P. BLACK, Mr. Barry DILLER, Ms. Alexis M. HERMAN, Mr. Donald R. KEOUGH, Mr. Donald F. MCHENRY, Mr. Sam NUNN, Mr. James D. ROBINSON III, Mr. Peter V. UEBERROTH, Mr. Jacob WALLENBERG and Mr. James B. WILLIAMS. The directors of The Coca-Cola Company jointly and severally accept full responsibility for the accuracy of the information contained in this Announcement (other than in relation to the Huiyuan Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Announcement have been arrived at after due and careful consideration and there are no other facts not contained in this Announcement the omission of which would make any statements in this Announcement (other than in relation to the Huiyuan Group)  misleading.

As at the date of this Announcement, the directors of Atlantic Industries are Mr. David M. TAGGART, Ms. Marie D. QUINTERO, Mr. Harry L. ANDERSON and Mr. William D. HAWKINS III.  The directors of Atlantic Industries jointly and severally accept full responsibility for the accuracy of the information contained in this Announcement (other than in relation to the Huiyuan Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Announcement have been arrived at after due and careful consideration and there are no other facts not contained in this Announcement the omission of which would make any statements in this Announcement (other than in relation to the Huiyuan Group) misleading.

As at the date of this Announcement, the Executive Directors of Huiyuan are Mr. ZHU Xinli, Mr. JIANG Xu and Mr. WU Chungkuan; the Non-Executive Directors of Huiyuan are Mr. QIN Peng and Mr. SUN (Chang) Qiang; and the Independent Non-Executive Directors of Huiyuan are Mr. WANG Bing, Ms. ZHAO Yali, Mr. TSUI Yiu Wa, Alec and Mr. SONG Quanhou. The Directors of Huiyuan jointly and severally accept full responsibility for the accuracy of the information contained in this Announcement (other than in relation to Atlantic Industries and The Coca-Cola Company) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Announcement have been arrived at after due and careful consideration and there are no other facts not contained in this Announcement (other than in relation to Atlantic Industries and The Coca-Cola Company) the omission of which would make any statements in this Announcement misleading.

In accordance with Rule 3.8 of the Takeovers Code, associates of Huiyuan are hereby reminded to disclose their dealings in Huiyuan Shares pursuant to the requirements of the Takeovers Code.

In accordance with Rule 3.8 of the Takeovers Code, reproduced below is the full text of Note 11 to Rule 22 of the Takeovers Code:

“Stockbrokers, banks and others who deal in relevant securities on behalf of clients have a general duty to ensure, so far as they are able, that those clients are aware of the disclosure obligations attaching to associates and other persons under Rule 22 and that those clients are willing to comply with them. Principal traders and dealers who deal directly with investors should, in appropriate cases, likewise draw attention to the relevant Rules. However, this does not apply when the total value of dealings (excluding stamp duty and commission) in any relevant security undertaken for a client during any seven day period is less than HK$1 million. This dispensation does not alter the obligation of principals, associates and other persons themselves to initiate disclosure of their own dealings, whatever total value is involved. Intermediaries are expected to co-operate with the Executive in its dealings enquiries. Therefore, those who deal in relevant securities should appreciate that stockbrokers and other intermediaries will supply the Executive with relevant information as to those dealings, including identities of clients, as part of that co-operation.”